Exhibit 10.71

Insurance Agency Contract

Party A: AVIVA-COFCO life insurance Co. ltd

Party B: Law Anhou Insurance Agency Co., Ltd.

According to the "People's Republic of China Insurance Law", "insurance agency regulatory requirements" and other relevant laws and regulations, the Party B commissioned within their authority to handle the insurance business matters, both parties through equal and friendly consultations, agree as follows:

Article 1 Term

1、This contract is valid from January 1st, 2015 until year ended December 31, 2017.

2、If Party A or Party B fails to sent notice before the expiration of the effective period of this contract within 60 days of each other in writing not to renew the contract, the contract is automatically renewed after the expiration of one year, to renew the contract period ended on December 31, 2018.

3、Renew the contract expires in the preceding 60 days before the contract period, the parties can negotiate a contract to determine whether adjourned; if both sides agree to renew should be entered into separate "insurance agency business cooperation contract," or other written supplementary agreement, otherwise that contract expires at the termination of the contract.

4、Both parties may terminate this contract prior and have other special agreement.

Article 2 Cooperation

Party A engages Party as a sales agents of insurance products, namely within the authorization scope, in accordance with relevant laws and regulations of the state insurance regulators, the introduction and sale of insurance products issued by Party A; Party A shall pay operation fees to Party B. Both parties should be sincere cooperation, honesty, equality and mutual benefit, and strictly comply with the provisions of this contract.

Article 3、Geographical Scope of Authorization of Agency

Party A engages Party B as the insurance agents, the geographical scope of insurance products for Party B is Henan Province.

Party B in the authorized geographical scope of insurance provided by Party A shall, in accordance with the relevant provisions of national laws, regulations and insurance regulators, insurance business to handle the following:

1) publicity, promotion party designated insurance products, life insurance business to attract and guide the insured for the relevant insurance procedures (including the interpretation of insurance products and contents insurance policy, insurance explanation precautions fill the book, the correct guidance of the insured, the insured fill in the Proposal Form and related documents);

2) establish a special account, the collection of the preceding business insurance, and insurance on the date of receipt of the two days of transfer to the account designated by Party A;

3) the collection of insurance policyholders, contract changes, termination application, claims application, loan applications and other relevant documents, and within the stipulated time promptly forwarded to Party A;

4) collection of insurance benefits beneficiaries and other relevant application documents, and within the stipulated time promptly forwarded to Party A

5) According to the requirements of the Party A, on behalf of not more than 500 yuan (inclusive) of the micro-insurance and surrender payments and other related payments transferred to the policyholder, the insured or the beneficiary;

6) According to the requirements of the Party A, on behalf of the insurance contract and the notice or other document within a specified period Party promptly forwarded to customers. Depending on the business development of the Party A, with written notice to change or supplement the purview of the preceding paragraph agent.

Party B acts beyond the scope of authorization, the Party B shall be liable, regardless of the party, resulting in losses to the Party A, the Party A should be compensated.

Article 4 The Scope of insurance

1, the insurance scope of bilateral cooperation in Annex "in the British life insurance agent (agency) fee payment method."

2, In the effective period of the contract, both parties can change the scope of cooperation through negotiation of insurance, the only such changes need to supplement the written agreement signed by both parties, except as otherwise agreed by the contract.

Article 5 Independent Contractor

Both parties signed a cooperation and performance of this contract, does not mean that both parties constitutes an employment relationship or a legal partnership relationship or de facto.

Article 6 Commission Payment and Refund

1, in the effective period the contract, the real effective insurance contract with the insured party and signed by the Party B in accordance with the sales agent sales agent and Party B under the premiums already paid, under this contract and Accessories "British Life remuneration calculated insurance agent (agency) fee payment approach "agreed to pay fees to the Party B.

2. If the preceding paragraph of the commission "effective insurance contract" for at least one year during the insurance policies of the new contract, Party A to Party B to pay agreed upon in the preceding paragraph need to meet the following conditions:

1) policy has been successful visit and

2) The policy is the customer's signature pieces, and

3) to reach the other requirements of this contract relating to fees paid.

These "successful visit" means a party designated by specialized departments and personnel designated by Party A linked to the insured by telephone or letter and completed a return visit. Above the "customer's signature piece" means a Party B to attract, insurance documents (including, but not limited to, insurance book, insurance tips, product brochures, a statement of investment-oriented insurance products) for the insured and the insured himself autographed and receipt policy autographed policyholders insurance contract.

Party A has the right to modify, "In the Life Insurance Agents (agency) fees paid approach" remuneration calculation method based on the actual situation of business development, provided that such modification must prior written notice to Party B; Party A issued a written notice should be clearly modifications "in the British life insurance agent (agency) fee payment methods," the effective time. In the modification of the "Sino-British life insurance agent (agency) fee payment method" has been signed before the commencement of a valid insurance contract, receives insurance policy and obtain receipt handwritten signature of the insured business, the original "In the Life Insurance Agents require the person (organization) fee payment methods, "the meter to pay commission.

Party A, prior to the 25th of each month (in case of extended holidays to the next business day), to provide a calendar month to party B based on successfully represented the actual underwriting and successful visit done by Party B, a signature piece for the client himself, and hesitant after the expiry of the warranty period is still valid details, and the details of the insurance premium for the base commission rate according to "in the Life Insurance agents (agency) fee payment approach" to deal with the calculation of the fee. For returning unsuccessful party or client's signature piece of the insurance contract, if the insurance contract to complete the visit and become a customer's signature piece of time in the 18th month (including the first day of the 18th, in case of holidays in advance), the policy Party will accompany the month covered by fees charged to cope with issuing Party. However, if the policy is to complete the visit and become a customer's signature pieces after 18 hours in a month, the policy implications of the policy owner the right fee and complete a return visit next month to become the customer's signature pieces, with the next month to deal with the formalities Party fees paid together

This contract means the insured alleged hesitation period from the date of receipt of insurance contracts during the 10 days (subject to receipt documented), and during this period the insured may terminate the insurance contract according to the provisions of the insurance contract, the Party A will be under the insurance contract all insured paid premiums refunded without interest.

Party A, prior to the 25th of each month, shall (in case of extended holidays to the next business day) make the payment of the agreed fee in the preceding paragraph to Party B.

Party B shall deliver the invoice after receiving the fee from the date within two business days of the payment. If Party B does not deliver, within this period, the invoice, the payment for next month shall paid on the condition that Party A has provided the invoices to Party A.

Party A shall pay the fee to the following account designated by Party B:
Bank:
Bank account:
Account Name:

Party B shall pay to the money the Party A the following account:
Bank: Branch of ICBC Beijing Chaoyang Gate
Bank account: 0200216919000002621
Account Name: China Life Insurance Company Limited

Any insurance contracts agented by Party B, such as after the commencement of the contract, is held invalid, or is canceled or revoked, or discharged due to customer breach of this obligation is to exercise the right to rescind the Party under the Insurance Act and other factors led to the Party the insured shall be fully refunded premiums, commissions and other compensation of all Party B within ten days after receipt of notice of Party A, should be under the protection of individual charged, full refund to the Party A, even after the termination of this contract likewise. Party B is not entitled to receive the initial brokerage for newly entered insurance contract when the former insurance contract of the insured is defaulted or surrendered 6 months before the new insurance contract is entered. Party B shall return the brokerage to Party A when the former insurance contract of the insured is defaulted or surrendered 6 months after the new insurance contract is entered.

The contract term insurance contract is canceled, including the insured hesitate to terminate the contract period, and after the end of the contract period to lift hesitation.
The termination of the contract of insurance contract term refers to the insured at the end of the grace period has yet to pay the renewal premium, resulting in termination of the contract of insurance cases.

In the event that, in the conduct of insurance agency business in the process of illegal, illegal, in violation of the contract or other damages the insured, the behavior of the insured, the beneficiary or the interests of the Party, the Party A has the right to claw back the appropriate commission paid to Party B, etc. remuneration. Party B’s behavior caused loss to Party A, Party B shall compensate all losses suffered by the Party A.

Party A, at the time of the monthly settlement fee, could ask payable directly deducted from the income of this contract, including Article VI, paragraphs 8 and 9 of the agreement, including a refund of the entry fee should be, or to request a refund from Party B the payment of the appropriate fee. For Party B shall refund owed in addition to the entry fee should be returned or outside, including but not limited to Party B under this contract shall pay liquidated damages and damages, such as money, from the collection deducting fees or other benefits agency. Any overdue return commissions or overdue unpaid damages, for each overdue day, five thousandths of calculating the amount owed shall be liquidated.

Article 7 Obligations of Party A

1, in the effective period of the contract, Party A shall pay to the agency commission in accordance with this contract to Party B.

2, Depending on the actual situation, the Party A shall provide to the Party B to carry out the necessary business related materials.

3, If Party A decided to stop selling some products within the scope of cooperation in this contract or contract modification within the scope of this cooperation some insurance products Party A shall promptly notify Party B in writing, the notice shall be effective when delivered to Party B, without the consent by the Party B.

4, If the Party A decided to modify or change product sales regulations, shall immediately notify the Party B; to change or modify the provisions of the Party B causing the hard blocks of rows, the parties shall negotiate in good faith to resolve this, the negotiation fails, the parties may terminate the contract.

5, Party A should be based on the relevant laws, regulations and insurance regulatory agencies, training and management for the Party B and depending on the actual situation of counseling training to assist employees in their insurance agents and other staff of Party B.

Article 8 Obligations of Party B

1, Party B has committed to fulfill the qualifications and capabilities of this contract, including but not limited to, obtaining appropriate insurance agent qualification, a legitimate and effective "insurance agent license", "business license" and so on. When Party B in the conduct of insurance agency business process or the performance of this contract shall be in accordance with the principles of good faith and strictly abide by relevant laws and relevant regulations, insurance regulators, and the provisions of this contract, the insurance agent to fulfill obligations and responsibilities, not illegal, illegal, in violation of the contract or the insured prejudicial behavior insured, the beneficiary or the party interests, otherwise Party B shall bear all legal responsibilities of its behavior, causing losses to customers, Party B shall be liable for the customer; causing losses to the Party, Party B shall be liable for damages.

2, Party B must conduct business within the authorized scope by the Party A. Party B has no agency, beyond the scope or any conduct after termination of agency. Any losses caused to Party A by the Party B’s behavior, Party B shall be liable for damages.

3, Party B has no right to issue on behalf of any insurance policy or contract of insurance or repair hair in any way to make a commitment underwritten agree not to engage in any insurance claims on behalf of Party A work, right to represent the Party A to the insured, the insured or the beneficiary entered into any agreement or make any form of payment of the debts commitment.

4, Party B sells insurance products offered strictly in accordance with relevant laws and regulations, regulatory requirements and the terms of the insurance contract, the premium rate tables, insurance documents or insurance requirements provided by Party A. Party B shall not make any changes, modifications, or misinterpreted, shall not be granted shares, options or interests of the insured, the insured or the beneficiary of the insurance contract make any commitment beyond. Any violation of Party B, Party B shall take the responsibility.

5,Party B should strictly abide by the relevant provisions of the relevant laws, regulations, insurance regulators, and the provisions of this contract to carry out the insurance agency business for insurance documents (including, but not limited to, insurance notes, inform the relevant matters, the statement authorization books, etc.), insurance policy, policy endorsement, endorsement or other supplemental insurance regulators require agreement or matters described by Party A. Party B shall truly questioning the customer, inform or explain; exemptions for insurance contract liability insurer, insurance liability provisions, surrender and other charges deducted from the cash value, such as the terms of hesitation, Party B shall clearly prompted customers and clearly stated, and prompts customers to read the relevant exclusion clauses carefully when receive insurance, insurance or other insurance certificate to fulfill the obligation of the insurer; the matters required to make a statement or tell the customer, the Party B shall procure that its factual description, if the customer has added Party B shall promptly convey to Party A;

Party B shall witness Customer signatures on insurance application documents, power of attorney, insurance policies and other documents receipt. Party B sales dividends, investment and even when other new universal life insurance products, should take the initiative to read tips policyholder dividends insurance, universal insurance and investment-linked insurance product descriptions, witness the policyholder on the product description autographs and special tips dividends insurance dividend uncertainty, universal insurance settlement rate expense deduction situation and uncertainty of investment-linked products and investment income situation expense deduction may be negative risks and other content, and transcribed testimony insured when completing the proposal form below after signature statement: "I have read the terms of insurance, product brochures and insurance tips book, understand the features and benefits of this product policy uncertainty."

6, All information relating to insurance contracts should be engaged in insurance agency business in the process learned truthfully inform Party A.

7, In accordance with the requirements, any collection (turn) the insurance or insurance, surrender payment or other payment shall be delivered to Party A , respectively, according to the beneficiary or payee Party, and shall not in order to offset a reward or for other purposes. If unjustified delays by Party B or handed over the money, should be forwarded to the delay in the amount of the base, a daily two hundred dollars to pay liquidated damages; and constitutes unlawful or criminal acts, should bear the corresponding legal responsibility.

8, Party B shall ensure that its employees comply with the conditions of China Insurance Regulatory Commission, China Insurance Regulatory Commission with a qualification certificate and insurance should be legal and business knowledge training and professional ethics education and further education for employees in accordance with laws and regulations. Sales of new products, Party B shall ensure compliance "in the British life insurance products through the generation of new marketing sales management approach" requirement, and strictly in accordance with the "Sino-British life insurance products through the generation of new marketing sales management approach" its management. Party shall ensure that its employees show exhibition industry permits, work permits or practicing certificates and other credentials when visiting customers sales, but also the name of the insurance company shall inform the customer agent.

9, Party B, for this contract and any information from the party because of a business relationship learned (including, but not limited to, party info, insurance product information, customer information and other Party and other information provided by the Party operation) are to be confidential, regardless of whether the termination of this contract, and by written consent, Party B shall not disclose to others or used for commercial purposes, but for the exercise or protection of rights under this contract or by law are born for, unless.

10, Party B should use and manage properly the use of a variety of documents and materials provided by Party A, and shall, within 30 days of the remaining documents and material return to Party A at the date of termination of this contract.

11, Party B has the obligation to actively cooperate with Party A for its proxy service status and management supervision and inspection.

12, Party B is obliged intact and promptly handed it to the party A obtained the agent activity during the insurance contract and all documents and information relating to.

13, Party B reserves the right to supervise and inspect the condition of the provision of agency services, the basic situation of the customer has the right to know and make the appropriate supervision and inspection, Party B must cooperate.

Article 9 Termination

1. The contract is terminated due to the following circumstances, if any debt repayment should be fulfilled first:

(1), If there is any fact that either party (including, but not limited to, suspension of business, dissolution, bankruptcy law, etc.), or on the law (including, but not limited to revoke the business license was being revoked, ordered to close down or cancellation of a license) not running business, the other party may immediately be made in writing to terminate this contract.

(2) When any party business has seriously deteriorated, the other party is entitled to have 60 days advance written notice to the other to terminate this contract, the expiration of 60 days notice of this contract shall be terminated.

(3) Any party to this contract before the expiration of the effective period of 60 days notice in writing to the other party not to renew the contract, the contract on its expiry date of the validity period shall terminate.

(4), Party B agree that promised amount of responsibility for each contract year, beginning with its annual life insurance premium income by total real income of not less than RMB $ 0.6 million, and continues to not less than 70%. Party A has the right to terminate this Contract if fail to achieve either conditions. If such fails due to force majeure, Party A shall assist Party B according to actual circumstance. Party A has the right to terminate this Contract if the Party B fails to achieve the target set forth in above article.

2. After termination of this contract, either party shall pay shall pay the amount owed to the other Party, within 30 days after termination of the contract.

3. During the insurance agent process, if one of the following circumstances happens, Party A reserves the right to terminate this contract, no agency commission paid to the Party B and other related remuneration and claim damages Party, constitutes a crime submit to judicial organs according to law:

1) concealment or fictional important information relating to the insurance contract, or misleading sales;

2) unauthorized changes to the insurance provisions, arbitrarily raise or lower insurance rates, selling fake insurance documents, or provide false evidence of insurance contract parties;

3) in the insurance agency business fraud, breach of trust, forgery or Sike seal of;

4) hinder the insured to perform the obligations or induce it does not perform the obligations;

5) deceive the insured, the insured, the beneficiary or the party, or collusion insured, the insured party to be deceived, the beneficiary or other third parties;

6) misappropriation, interception, embezzlement insurance, insurance premiums or surrender of gold;

7) alter or forge their own insurance contracts and related documents, forms, product promotional materials, or fictitious insurance agency business or fabricate surrender, taking a commission;

8) counterfeit insured, the insured signature;

9) in sales dividends, investment-linked, universal life insurance, and other new products, the counterfeit insured reproduces the following statement: "I have read the insurance policy, product brochures and insure prompt book, to understand the features and benefits of this product policy uncertainty. "

10) issued by the insurance policy or unauthorized repair insurance contracts issued;

11) replace or assist others to replace customers examination, forgery or modify the medical report, but I knew examination of non-customer behavior truthfully inform Party;

12) false claims;

13) participate in or abet influence customers to make the Party's reputation, brand image and social behavior;

14)	Other privileges beyond insurance agent or violation of state laws and regulations, the relevant regulatory agencies regulatory requirements, the provisions of this contract or Party, or damage to the party or the insured, the insured acts, the beneficiary's interests.

4. Whether the contract for any reason and the dissolution or termination, shall pay the agency commission to Party B, Party B is limited to the premium by agents of the insurance contract before the dissolution or termination of this contract has actually been received by the computing Party the agency commission; after the dissolution or termination of this contract, for reasons of insurance contract Party agents, regardless of the dissolution or termination of this contract in the future whether to pay the corresponding premium, Party B has the right to require payment of any agency procedures continue to Party fees. But except for rescission or termination of this contract, the two sides had signed an insurance contract renewal services and corresponding compensation payment standard to reach a supplementary agreement

5. Party B, after the termination of this contract, continue the operation (refer to their insurance agent license and business license is still valid, continue to operate the insurance agency business), and the two sides signed the "insurance agency business cooperation contract termination agreement (a)", the Party continues providing customers to Party policy renewal insurance services (including but not limited to the timely payment of premiums to remind customers, customer visits, assisting customers for policy changes to help customers apply for claims, claims guidance, customer complaints and complaints handling and other after-sales consulting services.

5. Remuneration Paid to Party B will be limited to the life insurance in the first year and renewal commissions annual service fee. The payment regarding the insurance policies will be made by Party A and Party A has the right to offset any unpaid amount plus interest owed by Party B.

6. Party B, in the termination of this contract, the two sides signed the "insurance agency business cooperation termination agreement, the Party has in fact not (such as closure, dissolution, is revoked, is declared bankrupt, etc.) or upon the law not (if a legal person under license or business license withdrawn or revoked), the Party can be made in writing immediately lift the "termination of the insurance agency business cooperation agreement.

7. Party A is entitled to recover the full insurance policy contract which is terminated before the original contract and not in accordance with the life insurance agent (agency) fee payment approach" to pay money not paid the first year, such as commissions, sales bonuses, monthly performance bonuses, year-end bonuses, commissions and renewal, renewal annual service allowance, bonus rates continued agency agreed to pay Party. Party policy has been to attract all the post-service transfer back all Party B should compensate losses caused to the owner.

8. Either party agreed to terminate this contract in accordance with the law or the contract, the contract will be terminated when the notice served on the other party to terminate the contract, but the contract for contract termination, except as otherwise agreed upon time. Either by courier service, by registered letter, or other forms of delivery record of sending notice of the termination of the contract, the contract at the end of the notice delivered to the address shown on page or the other depending on the other party written notice of change of address shall be deemed served.

Article 9 General Provisions

1.	Any matters not agreed in this Contract, the relevant provisions of the relevant laws and regulations or state insurance regulators will be applied or both parties agree to sign separate agreement. This Agreement, including all appendices and attachments hereto, constitutes the complete and exclusive understanding and agreement between the parties regarding its subject matter and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, relating to its subject matter.

2.	The notifying in this contract shall be sent to the address shown in the contract in writing or according to the other party written notice of change of address.

3.	When the contract is signed, Party B should provide a copy of the relevant certificates of insurance agent license, business license, legal license, organization code certificate, etc. to the Party A for the record. If there is a change in the license contract period, Party B shall immediately seized a new certificate and a copy of the memorandum sent to the Party A. Without the written consent of the other party, either party shall not assign or transfer its rights or obligations based born of this contract.

4.	Due to disputes arising from this contract, the two parties through friendly consultation, negotiation fails, either party shall have the right to sue in the local people's court.

5.	This Contract will be executed in four copies; two for each party.

January 1st, 2015

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